                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the LanVision Systems, Inc. 1996 Employee Stock Option Plan and to the incorporation by reference therein of our report dated March 6, 1996 with respect to the consolidated financial statements of LanVision Systems, Inc. incorporated by reference from its Registration Statement on Form S-1 (Registration No. 333-01494).




Cincinnati, Ohio                                    /s/ Ernst & Young LLP

December 20, 1996

                                       8